Exhibit 99.1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

2011 Incentive Award Plan

PERFORMANCE CASH AWARD AGREEMENT

1.     Award of Performance Cash Award.

Alaska Communications Systems Group, Inc. (the “Company”), in the exercise of its sole discretion pursuant to the 2011 Incentive Award Plan as amended and restated effective June 25, 2018 (the “Plan”), does on the ###ISSUE_DATE### (the “Award Date”) hereby award to ###PARTICIPANT_NAME### (the “Awardee”), ###TOTAL_AWARDS### as a Cash Performance Award (Cash Award) upon the terms and subject to the restrictions and conditions of this Award Agreement (“Agreement”) and the Plan. Any capitalized term used but not defined in this Agreement shall have the meaning given such term in the Plan, unless otherwise defined herein.

2.      Restrictions; Payment.

(a) A Cash Award granted pursuant to this Agreement represents the Company’s unfunded and unsecured promise to pay cash at a future date, subject to the terms of this Agreement and the Plan. Awardee has no rights under this Agreement other than the rights of a general unsecured creditor of the Company.

(b) The Company shall cause such distribution of the Cash Award to Awardee to occur in the year following the applicable Performance Year (as defined in Appendix I) and as soon as administratively practicable.

3.      Section 162(m) of the Code

Compensation attributable to this Agreement is intended to constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”) to the maximum extent possible under such Code Section and the regulations thereunder. This Award Agreement shall be construed and administered by the Committee in a manner consistent with this intent. Notwithstanding this Section 3 or any other provision of this Agreement, to the extent required to ensure that compensation attributable to this Award Agreement constitutes qualified performance-based compensation under Section 162(m) of the Code:

 (a) The Cash Award calculation, the performance targets and metrics, and the Company’s policies on Cash Awards (as described in the Plan and this Agreement) as they apply to Awardee shall not be revised in a manner that would result in an increase in the Cash Award the Awardee is entitled to receive under this Agreement, except for an adjustment under Article 14.2 of the Plan as and to the extent permitted under Section 162(m) of the Code.

4.      Termination at Payment or Forfeiture.

An Awardee’s rights with respect to the Cash Award issued under this Agreement shall terminate at the time such Cash Awards are either paid or forfeited.

5.      Awardee’s Termination of Employment.

In the event of termination of Awardee’s employment with the Company (“Termination of Employment”) for any reason or no reason (including, without limitation, by resignation, discharge, death or retirement), except as otherwise provided in this Agreement or a then-in-effect employment or consulting agreement between the Company and Awardee, this Agreement and Awardee’s rights to any unpaid Cash Award shall immediately terminate without any further action by the Company, and the Cash Award under this Agreement shall be immediately canceled and forfeited without consideration.

6.      Value of Unpaid Cash Award.

In consideration of the award of this Cash Award, Awardee agrees that upon and following Awardee’s Termination of Employment for any reason or no reason (whether or not in breach of applicable laws), and regardless of whether the termination is with or without cause, notice, or pre-termination procedure or whether Awardee asserts or prevails on a claim that Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, any unpaid Cash Award under this Agreement shall be deemed to have a value of zero dollars ($0.00).

7.      Responsibility for Taxes.

(a) Provided Awardee has satisfied the terms and conditions of this Agreement and the Plan, and the payment conditions applicable to the Cash Award has been satisfied, payment of the Cash Award will be distributed to Awardee or, in the event of Awardee’s death, to Awardee’s legal representative, in the year following the applicable Performance Year and as soon as administratively practicable. However, in the event of a Change in Control (as defined in the Plan) or other corporate event or change in circumstance or the law as described in Section 14.2(a) or (b) of the Plan, Awardee acknowledges and agrees that the Administrator may, in its sole discretion, take any of the actions described in Section 14 of the Plan with respect to the Cash Award made in this Agreement, subject to the other provisions of the Plan.

(b) Regardless of any action the Company or a subsidiary or affiliate of the Company takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), Awardee acknowledges that the ultimate liability for all Tax Related Items legally due by Awardee is and remains Awardee’s sole responsibility and that the Company and/or its subsidiaries and affiliates (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Cash Award, including the grant of the Cash Award, the payment of the Cash Award; and (ii) do not commit to structure the terms of the grant or any aspect of the Cash Award to reduce or eliminate the Awardee’s liability for Tax Related Items.

(c) Awardee authorizes the Company or its subsidiary or affiliate to withhold all applicable Tax Related Items legally payable by Awardee from Awardee’s Cash Award by the Company or its subsidiary or affiliate.

8.      Non-Transferability of Cash Award.

The Cash Award under this Agreement or any interest therein may not be made liable for the debts, contracts or engagements of the Awardee or his/her successors in interest or be subject to disposition by sale, transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 8 shall not prevent transfers by will or by the applicable laws of descent or distribution.

9.      Acknowledgment of Nature of Plan and Cash Award.

In accepting the Award, Awardee acknowledges and agrees that:

 (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

 (b) the Cash Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of a Cash Award, even if Cash Awards have been awarded repeatedly in the past;

 (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

 (d) Awardee’s participation in the Plan is voluntary;

 (e) notwithstanding any terms or conditions of the Plan and consistent with Section 5 above, except as otherwise provided in this Agreement (including Appendices I and II) or a then-in-effect employment or consulting agreement with the Company to which the Awardee is a party, in the event of Awardee’s Termination of Employment with the Company or any of its subsidiaries or affiliates (whether or not in breach of applicable laws), Awardee’s rights with respect to the Cash Award will terminate as of the date of Awardee’s Termination of Employment and will not be extended by any notice period mandated under applicable law. The Board of Directors or Committee or its delegated designee shall have the exclusive discretion to determine when Awardee is no longer employed by the Company for purposes of the Cash Award;

 (h) regardless of whether the Awardee’s employment is terminated with or without cause, notice or pre-termination procedure or whether Awardee asserts or prevails on a claim that Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, Awardee has no right to, and will not bring any legal claim or action for, (a) any loss or damages for any portion of the Cash Award that has been paid, regardless of the cause or theory of liability; or (b) cancellation or forfeiture of any unpaid Cash Award under this Agreement; and

 (i) Awardee promises never to pursue any claim relating to the Plan or this Agreement before (1) notifying the Company in writing of Awardee’s claim within thirty (30) days after Awardee first knows or should have known the facts on which the claim is based; (2) if requested by the Company to do so within thirty (30) days after so notifying the Company, participating in good faith in any nonbinding dispute resolution procedure the Company prescribes; and (3) keeping Awardee’s claim completely confidential, except to the minimum extent needed to pursue the claim, until all the requirements of this subsection have been satisfied. The costs of the dispute resolution procedure the Company prescribes shall be split evenly between the Company and the Awardee and the proceeding must be reasonably capable of being completed within ninety (90) days after the Awardee is requested to use it. Awardee agrees that his or her right to any Awards, Shares or amounts under this Agreement are conditioned on Awardee’s strictly complying with the requirements of this subsection.

 (j) If the above informal dispute resolution procedures are unsuccessful in resolving the claim, either party may seek resolution by filing a legal action in the courts of Alaska. Awardee and the Company agree that in any such legal action: (i) venue shall be had only in a court of competent jurisdiction located in Anchorage, Alaska; and (ii) the Company and Awardee both irrevocably waive any rights to jury trial which they might otherwise have.

10.     Claw-Back Requirements.

In addition to the other provisions of this Agreement, the Awardee agrees to the following:

 (a) All Awards received by the Awardee (including any proceeds, gains or other economic benefits actually or constructively received upon any vesting, receipt or exercise of the Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to repayment to the Company pursuant to any requirement of law or claw-back policy adopted by the Committee or the Company’s Board of Directors (“Claw-Back Policy”), whether such law or Claw-Back Policy is in existence on the date of this Agreement or is adopted or amended from time to time in the future, and including, without limitation, any Claw-Back Policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations promulgated thereunder, or any order or guidance issued by a governing authority.

 (b) To the extent required by law or as provided in any Company Claw-Back Policy, the Awardee agrees to promptly: (i) repay to the Company any amounts which become owing at any time under the law or such Claw-Back Policy, and (ii) forfeit any outstanding unpaid Cash Awards, as provided by any such law or Claw-Back Policy. Awardee further agrees to be solely liable for and pay all costs and expenses (including attorneys’ fees) that the Company reasonably incurs in enforcing the law or its Claw-Back Policy in respect to an Awardee pursuant to this section 10.

11.      No Right of Continued Employment; Effect of Location Outside U.S.A.

Awardee acknowledges that neither the fact of this Cash Award nor any provision of this Award Agreement or the Plan or the Company’s policies adopted pursuant to the Plan shall confer upon Awardee any right with respect to employment or continuation of current employment with the Company or any of its subsidiaries or affiliates, or to employment that is not terminable at will. Awardee further acknowledges and agrees that neither the Plan nor this Cash Award makes Awardee’s employment with the Company or any of its subsidiaries or affiliates subject to any minimum or fixed period, and that such employment is always subject to the mutual consent of Awardee and the Company or its subsidiaries or affiliates, and may be terminated by either Awardee or the Company or its subsidiaries or affiliates at any time, for any reason or no reason, with or without cause or notice or any kind of pre- or post-termination warning, discipline or procedure. In the event Awardee’s employment with the Company is at any time located or relocated outside the United States, Awardee agrees that this Agreement shall be amended to include such provisions with respect to the Cash Award as the Company, in its sole discretion, has determined to be appropriate for inclusion in Cash Award Agreements for the location to which Awardee is located or relocated.

12.      Administration.

The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Committee or its delegated designee, and the Committee or its designee shall have all powers and discretion with respect to this Agreement as it has under the Plan. Any interpretation of the Agreement by the Committee and any decision made by the Committee or its designee with respect to the Agreement, its interpretation or implementation, shall be final and binding on all affected parties.

13.      Plan Governs.

Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. In the event of any inconsistency between this Agreement and the Plan, as interpreted and applied by the Committee or its delegated designee, the Plan shall control. A copy of the Plan may be obtained by the Awardee from the office of the Company’s Corporate Secretary.

14.      Notices.

Any written notices provided for in this Agreement which are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Awardee, at the Awardee’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office. Alternatively, in its sole discretion, the Company may elect to provide notices to Awardee under this Agreement solely by electronic delivery.

15.      Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to the Cash Award awarded under the Plan or future Cash Awards that may be awarded under the Plan by electronic means or require Awardee’s to participate in the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic signature system established and maintained by the Company or another third party designated by the Company.

16.      Acknowledgment.

By Awardee’s acceptance as evidenced below, Awardee acknowledges that Awardee has received and has read, understood and accepted all the terms, conditions and restrictions of this Agreement, the Plan, and the Company’s policies applicable to this Agreement. Awardee understands and agrees that this Agreement is subject to all the terms, conditions, and restrictions stated in this Award Agreement and in the other documents and policies referenced in this Agreement, as the latter may be amended from time to time in the Company’s sole discretion.

17.      Governing Law.

This Award Agreement shall be governed by the laws of the State of Delaware, U.S.A., without regard to its conflicts of law principles. This Award Agreement is not subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

18.      Severability.

If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

19.      Confidentiality

This Agreement, all its contents and all related information concerning this Cash Award is competitive Company CONFIDENTIAL INFORMATION, and Awardee agrees not to disclose it to anyone, except: (i) to immediate family members who must agree to keep the information confidential to the same extent as Awardee, (ii) as necessary for tax or other financial reporting requirements, (iii) to the extent minimally necessary for resolution of any dispute regarding the Agreement or an Award made under the Agreement, or (iv) as otherwise required by law.

20.      Section 409A.

This Agreement and the Cash Award hereunder is and are intended to comply with the requirements of Section 409A of the Code and shall be interpreted in accordance with and consistent with such intent. Notwithstanding any other provision of this Agreement or any provision of the Plan to the contrary, neither the time nor form of payment with respect to the Cash Award may be changed, except as may be permitted by the Committee in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder. No payment under this Agreement shall be made at a time earlier than that provided for in this Agreement unless such payment is (A) an acceleration of payment permitted to be made under Treasury Regulation §1.409A-3(j)(4) or (B) a payment that would otherwise not be subject to additional taxes and interest under Section 409A of the Code.

21.     Complete Award Agreement and Amendment.

This Award Agreement (including its Appendices I and II) and the Plan constitute the entire agreement between Awardee and the Company regarding the Cash Award granted herein. Any prior agreements, commitments or negotiations concerning this Cash Award, whether oral or written, are of no effect and superseded by this Agreement. This Agreement may be amended, modified or waived only by subsequent written agreement of Awardee and the Company. Awardee agrees not to rely on any oral information regarding this Award of PSUs or any written materials not identified in this Agreement.

EXECUTED the day and year first above written.

Alaska Communications Systems Group, Inc.

AWARDEE’S ACCEPTANCE

I have read and fully understood this Award Agreement and, as referenced in Section 16 above, I accept and agree to be bound by all of the terms, conditions and restrictions contained in this Award Agreement, the other documents referenced in it and the Plan. I intend to express my acceptance of the Award and this Award Agreement by typing my name in the Awardee acceptance window provided in step 2 of the electronic award acceptance procedure, and I further intend the typing of my name to have the same force and effect in all respects as a handwritten signature. In order to receive payment of the Cash Award you must accept this Award within 30 days of the Electronic Notification Date. If you fail to accept this Award within 30 days of the Electronic Notification the Award will be cancelled and forfeited.

By:      [Executed via Electronic Acceptance]

 ###PARTICIPANT_NAME###